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                                                                      EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") dated as of
July 17, 1996, is entered into by and between PARKWAY PROPERTIES, INC., a Maryland corporation (the "Sub") and THE PARKWAY COMPANY, a Texas corporation (the "Company").

                                    RECITALS

     1. The Sub is a corporation duly organized on May 17, 1996, and existing under the laws of the State of Maryland. The principal office of the Sub in Maryland is c/o The Corporation Company Incorporated, 32 South Street, Baltimore, Baltimore City County, Maryland 21202.

     2. The Company is a corporation duly organized on August 22, 1980 and existing under the general laws of the State of Texas. The Company is not registered as qualified to do business in Maryland. The Company has no principal office in Maryland. The Company owns an interest in land in Talbot County, Maryland.

     3. On the date of this Merger Agreement, the Company has authority to issue 15,000,000 shares consisting of 5,000,000 shares of preferred stock, $10.00 par value per share, and 10,000,000 shares of common stock, $1.00 par value per share (the "Shares").

     4. On the date of this Merger Agreement, the Sub has authority to issue 100,000,000 shares consisting of 70,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and 30,000,000 shares of excess stock, $.001 par value per share ("Excess Stock").

     5. Sub and the Company agree to merge. The Boards of Directors of the Sub and the Company have determined that it is advisable and in the best interests of the stockholders that the Company merge with and into the Sub upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of the Company in the State of Maryland.

     6. The Boards of Directors of the Sub and the Company have, by resolutions duly adopted by unanimous written consent pursuant to the Maryland Corporations and Associations Code Section 2-408(c) and pursuant to the Texas Business Corporation Act Section 9.10(B), respectively, approved this Merger Agreement. The Company has approved this Merger Agreement as the sole stockholder of the Sub by unanimous written consent pursuant to the Maryland Corporations and Associations Code Section 2-505. The Company's Board of Directors has directed that this Merger Agreement be submitted to a vote of its shareholders, 66 2/3% of whom must approve this Merger Agreement for it to become effective.

     7. The parties intend by this Merger Agreement to effect a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

     In consideration of the promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. MERGER. The Company shall be merged with and into the Sub (the "Merger"), and the Sub shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The name of

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the Surviving Corporation shall be Parkway Properties, Inc., which is the name currently set forth in the Articles of Incorporation, as amended (the "Charter")
of the Sub. The Merger shall become effective at 5:00 p.m. on             ,
1996.

     2. GOVERNING DOCUMENTS.

     (a) The Charter of the Sub, as it may be amended or restated, and as in effect immediately prior to the Effective Time, shall be the Charter of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

     (b) The Bylaws of the Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

     3. OFFICERS AND DIRECTORS. The persons who are executive officers of the Sub immediately prior to the Effective Time shall, after the Effective Time, be the executive officers of the Surviving Corporation, without change until their successors have been duly elected and qualified. The directors named in the Sub's Charter will serve as directors of the Surviving Corporation.

     4. SUCCESSION. At the Effective Time, the separate corporate existence of the Company shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchise of a public and private nature and be subject to all the restrictions, disabilities and duties of the Company; and all rights, privileges, powers and franchises of the Company, and all property, real, personal and mixed, and all debts due to the Company on whatever account, as well as for Share subscriptions and all other things in action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Company, and the title to any real estate vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. The employees and agents of the Company shall become the employees and agents of the Surviving Corporation and shall continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Company.

     5. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

     6. CAPITAL STOCK. The total number of shares of all classes which the Sub has authority to issue is 100,000,000 shares, 70,000,000 of which are initially classified as Common Stock, par value $0.001 per share, and 30,000,000 of which are initially classified as Excess Stock, par value $0.001 per share, with authority in the Board of Directors to classify and reclassify any unissued shares. The aggregate par value of all the shares of stock of all classes of the Sub is $1,000,000. The total number of shares of stock of all classes which the

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Company has authority to issue is 15,000,000 shares, 5,000,000 of which are classified as preferred stock, par value $10.00 per share, and 10,000,000 of which are classified as common stock, par value $1.00 per share. The aggregate par value of all the shares of stock of all classes of the Company is $60,000,000.

     7. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without, any action on the part of the holder thereof:

     (a) Each Share outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Common Stock.

     (b) The 100 shares of Common Stock issued and outstanding in the name of the Company shall be cancelled and retired and resume the status of authorized and unissued shares of Common Stock.

     8. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented Shares shall be deemed for all purposes to evidence ownership of, and to represent shares of, Common Stock into which the Shares formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Common Stock evidenced by such outstanding certificate as provided above.

     9. CONDITIONS. Consummation of the Merger and related transactions is subject to satisfaction of the following conditions prior to the Effective Time:

     (a) The Merger shall have been approved by the requisite number of holders of Shares and the Common Stock and all necessary action shall have been taken to authorize the execution, delivery and performance of this Merger Agreement by the Company and the Sub.

     (b) All regulatory approvals necessary in connection with the consummation of the Merger and the transactions contemplated thereby shall have been obtained.

     (c) No suit, action, proceeding or other litigation shall have been commenced or threatened to be commenced which, in the opinion of the Company or the Sub would pose a material restriction on or impair consummation of the Merger, performance of this Merger Agreement or the conduct of the business of the Sub after the Effective Time, or create a risk of subjecting the Company or the Sub, or their respective shareholders, officers, or directors, to material damages, costs, liability or other relief in connection with the Merger or this Merger Agreement.

     (d) The shares of Common Stock to be issued or reserved for issuance shall, if required, have been approved for listing on the New York Stock Exchange or such other national securities exchange or national market system as the Board of Directors of the Sub may designate, upon official notice of issuance by such exchange.

     10. GOVERNING LAW. This Merger Agreement was negotiated in and is performable in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed within the State of Texas, except to the extent that the laws of the State of Maryland are mandatorily applicable to the Merger.

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     11. AMENDMENT. Subject to applicable law and subject to the rights of the shareholders further to approve any amendment which would have a material adverse effect on the shareholders, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

     12. DEFERRAL OR ABANDONMENT. At any time prior to the Effective Time and in accordance with the provisions of Maryland and Texas law, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of the Sub or the Board of Directors of the Company or both, notwithstanding approval of this Merger Agreement by the shareholders of the Company or of the Sub, or both, if circumstances arise which, in the opinion of the Board of Directors of the Sub or the Board of Directors of the Company, make the Merger inadvisable or such deferral of the time of consummation advisable.

     13. COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute but one and the same Agreement.

     14. ASSURANCES. The Company and the Sub agree to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Merger Agreement.

     IN WITNESS WHEREOF, the Company and the Sub have caused this Merger Agreement to be signed by their respective duly authorized officers and delivered this day of July 17, 1996.

                                          THE PARKWAY COMPANY

                                          By: /s/ Steven G. Rogers

                                            ------------------------------------
                                                Steven G. Rogers, President

                                          PARKWAY PROPERTIES, INC.

                                          By: /s/ Steven G. Rogers

                                            ------------------------------------
                                                Steven G. Rogers, President

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     THE UNDERSIGNED, President of PARKWAY PROPERTIES, INC., a Maryland
corporation, who executed on behalf of the Corporation the foregoing Agreement and Plan of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Plan of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          By: /s/ Steven G. Rogers

                                            ------------------------------------
                                                Steven G. Rogers, President

     THE UNDERSIGNED, President of THE PARKWAY COMPANY, a Texas corporation, who executed on behalf of the Corporation the foregoing Agreement and Plan of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Plan of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          By: /s/ Steven G. Rogers
                                          --------------------------------------
                                                Steven G. Rogers, President

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